UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

ALLEGIANT TRAVEL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Nevada	20-4745737
(State of Incorporation or Organization)	(IRS. Employer Identification No.)

3301 N. Buffalo, Suite B-9, Las Vegas, Nevada	89129
(Address of principal executive offices)	(ZIP Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-134145

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Information Required in Registration Statement

Item 1.    Description of Registrant’s Securities to be Registered

A description of the common stock, par value $0.001 per share (the “Common Stock”) of Allegiant Travel Company (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes part of the Registrant’s Registration Statement on Form S-1 (File No. 333-134145) initially filed with the Securities and Exchange Commission on May 15, 2006, as amended from time to time, and is incorporated herein by reference.

Item 2.    Exhibits

The following exhibits are filed as part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

3.1           Articles of Incorporation of the Registrant.  Incorporated by reference to the corresponding exhibit as filed with the Registration Statement.

3.2           Bylaws of the Registrant.  Incorporated by reference to the corresponding exhibit as filed with the Registration Statement.

3.3           Specimen Common Stock certificate of the Registrant (filed herewith).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 22, 2006	Allegiant Travel Company

By:	/s/ Linda A. Marvin
Linda A Marvin
Chief Financial Officer